EXECUTION VERSION #4810-4856-7783v2 ALLEGIANT TRAVEL COMPANY 1,350,000 Shares Common Stock, Par Value $0.001 per Share UNDERWRITING AGREEMENT May 5, 2021 BARCLAYS CAPITAL INC. MORGAN STANLEY & CO. LLC As representatives of the several underwriters named in Schedule I hereto c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 c/o Morgan Stanley & Co. LLC 180 Varick Street, 2nd Floor New York, NY 10014 Ladies and Gentlemen: Allegiant Travel Company, a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Barclays Capital Inc. (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) are acting as representatives (the “Representatives”), an aggregate of 1,350,000 newly-issued shares (the “Initial Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a purchase price to the Underwriters of $215.87 per share (the “Purchase Price”). In addition, the Company wishes to grant the Underwriters the option described in Section 2(b) hereof to purchase all or any part of an additional 202,500 shares of Common Stock (the “Option Shares”), at the Purchase Price. The Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the “Shares” or the “Securities.” The Company also agrees the obligation of the Underwriters to purchase the Shares under this agreement shall be several and not joint. To the extent that there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares as set forth below.

2 #4810-4856-7783v2 The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3 (File No. 333-227737), including a prospectus relating to, among other securities of the Company, the Shares (the “Shelf Securities”), to be issued from time to time by the Company and certain of its subsidiaries. The registration statement (including the respective exhibits thereto and the respective documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein), as amended to and including the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended, and the applicable rules and regulations of the Commission thereunder (collectively, the “Securities Act”), as of the time of the first contract of sale for the Shares, is hereinafter referred to as the “Registration Statement,” the related prospectus covering the Shelf Securities dated October 5, 2018, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the final prospectus supplement specifically relating to the Shares, filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4 hereof, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated May 5, 2021 and distributed to prospective purchasers of Shares. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” has the meaning set forth in Rule 433(h) under the Securities Act and “Time of Sale Prospectus” means the preliminary prospectus, together with the documents and pricing information set forth in Schedule II and each free writing prospectus identified in Schedule III hereto, if any. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein and the term “issuer free writing prospectus” shall include (but not be limited to) each item described in Schedule III hereto. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein. 1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with each Underwriter as of the Applicable Time (as defined), the Closing Date (as defined) and each Date of Delivery (as defined) (each, a “Representation Date”) that: (i) The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective and any post-effective

3 #4810-4856-7783v2 amendment thereto has also become effective; and, on the original effective date of the Registration Statement, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and as of each Representation Date, the Registration Statement complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act); the Company was, as of the date of the filing of the Registration Statement and is, as of the date hereof, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act); the Company is eligible to use the Registration Statement as an automatic shelf registration statement; and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement did not as of any effective date and as of the date hereof does not, and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date, on the Closing Date and on each Date of Delivery, the Prospectus, as amended and supplemented, if the Company shall have made any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date of filing, complied as to form, and the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus, as of the date hereof, comply as to form and, as of the Closing Date and each Date of Delivery, will comply as to form, in all material respects with the Securities Act. The Time of Sale Prospectus did not, as of 7:00 P.M., Eastern Time (the “Applicable Time”), on the date of this Agreement, and the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not as of the Closing Date and any other Date of Delivery, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any issuer free writing prospectus, when considered together with the Time of Sale Prospectus, does not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, when used in connection with the offering of the Shares does not conflict with the information contained in the Registration Statement, including the Time of Sale Prospectus and any other prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) the Underwriter Information (as hereinafter defined) or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of

4 #4810-4856-7783v2 the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1. (ii) Neither the Company nor any of its majority-owned subsidiaries (the “Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the Time of Sale Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any change in the long term debt of the Company or in the capital stock or long term debt of any of its Subsidiaries. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Time of Sale Prospectus. (iii) The documents incorporated by reference in the Registration Statement, the preliminary prospectus, Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act. (iv) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act and included in the Time of Sale Prospectus complied when so filed in all material respects with the Securities Act. (v) The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed in connection with the offering of the Shares, or is required to file in connection with the offering of the Shares, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Shares. (vi) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate

5 #4810-4856-7783v2 power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial position, business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under this Agreement, or to consummate the transactions contemplated hereby and thereby (a “Material Adverse Effect”). (vii) Each Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so duly incorporated, organized or qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or membership interests, as the case may be, of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued shares of capital stock or membership interests, as the case may be, of the Subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus and the Prospectus. (viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of the transactions contemplated herein will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or the Subsidiaries, that is material to the Company and its Subsidiaries, respectively, taken as a whole, or any final judgment, order or decree of any governmental body, agency or court, having jurisdiction over the Company or the Subsidiaries. (ix) No consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and for the consummation of the transactions contemplated herein, except such as may be required by the securities or Blue Sky laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). (x) This Agreement has been duly authorized, executed and delivered by the Company.

6 #4810-4856-7783v2 (xi) The Shares have been duly authorized for issuance by the Company and sale pursuant to this Agreement and such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Common Stock conforms in all material respects to the description thereof and to all statements relating thereto contained in the Time of Sale Prospectus and the Prospectus. (xii) The Company will give the Representatives notice of its intention to make any filings pursuant to the Exchange Act during the period from the Applicable Time until the later of (1) the date that is 30 days after the date of this Agreement and (2) the date of issuance of all Option Shares if the Underwriters exercise their option pursuant to Section 2(b) of this Agreement. (xiii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the Nasdaq Global Select Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the shares of Common Stock under the Exchange Act, or delisting the Common Stock from the Exchange, nor has the Company received any notification that any securities regulatory authority in the United States, or the Exchange, is contemplating terminating such registered status or such listing, as the case may be. The Company is subject to, and is in compliance in all material respects with the policies, rules and regulations of the Exchange including, to the Company’s knowledge, the applicable listing requirements of the Exchange. (xiv) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. (xv) [Reserved]. (xvi) [Reserved]. (xvii) [Reserved]. (xviii) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein. All disclosures contained in

7 #4810-4856-7783v2 the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. (xix) Neither the Company nor any Subsidiary is in default in any material respect in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject. (xx) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus); (ii) none of the Company nor any Subsidiary has declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any Subsidiary, respectively, except in each case as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, aircraft acquisitions or financings and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus); and (iv) there has been no prohibition or suspension of Allegiant Air, LLC (“Allegiant Air”)’s operating certificate for the operation of Allegiant Air’s aircraft, including as a result of action taken by the FAA or the Department of Transportation (“DOT”). (xxi) Allegiant Air (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of

8 #4810-4856-7783v2 Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a) of Title 49 of the United States Code, as amended. (xxii) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; none of the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for other than in connection with instances where the Company or such Subsidiary was seeking to obtain insurance coverage at more attractive rates; and the Company has no reason to believe that the Company or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, in the aggregate, reasonably be expected to have a Material Adverse, except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus. (xxiii) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on real property, aircraft and engines, parts, rotables, and other equipment of the Company and the Subsidiaries and such as are described in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries, as the case may be; and any real property and buildings held under lease by the Company or the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries, in each case except as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus. (xxiv) There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries is a party or to which any of the properties of the Company or the Subsidiaries is subject (i) other than actions, suits or proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) other than actions, suits or proceedings that would not have a Material Adverse Effect or (iii) that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated by reference or filed as required.

9 #4810-4856-7783v2 (xxv) Except as described in, contemplated by or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably likely result in any Material Adverse Effect. (xxvi) (i) Each of the Company and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the DOT, the FAA or the Federal Communications Commission, necessary to conduct the business now operated by it, except where the failure to possess any such Government License would not, singly or in the aggregate, have a Material Adverse Effect; (ii) each of the Company and the Subsidiaries is in compliance with the terms and conditions of all such Government Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; (iii) all of the Government Licenses are valid and in full force, except where the invalidity of such Government Licenses or the failure of such Government Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government Licenses which, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect. (xxvii) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations (“Environmental Laws”) relating to the protection of human health and safety, the environment or hazardous or toxic substances, materials or wastes, pollutants or contaminants (“Hazardous Materials”), (ii) have received, and are in compliance with, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are not subject to any pending or threatened claims pursuant to Environmental Law or with respect to any Hazardous Materials and (iv) are not liable for any contamination related to the release of any Hazardous Materials, except for any failure to comply, failure to obtain or comply, claims or liability which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings that are pending, or known to be contemplated, against the Company or the Subsidiaries under any Environmental Law in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed. (xxviii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit,

10 #4810-4856-7783v2 license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect. (xxix) KPMG LLP, who audited the annual consolidated financial statements of the Company and reviewed the quarterly unaudited financial statements of the Company for the first quarter of 2021, each incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act. (xxx) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus, will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act. (xxxi) No holder of securities of the Company has any rights to the registration of the offer and sale of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated in this Agreement, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and properly waived. (xxxii) The Company had, as of the dates indicated in the Registration Statement, Time of Sale Prospectus and the Prospectus, the duly authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws, as amended, of the Company or under any agreement to which the Company is a party or otherwise; and except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. (xxxiii) None of the Company nor any Subsidiary or any director or officer of the Company or any Subsidiary or, to the Company’s knowledge, any affiliate, employee, agent or representative of the Company or of any Subsidiary, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a

11 #4810-4856-7783v2 public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (ii) violated or is in violation of (A) any provision of the Foreign Corrupt Practices Act of 1977, as amended, (B) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (C) the United Kingdom Bribery Act of 2010 or (iii) any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti- corruption laws. The Company will not directly, or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for purposes of or with the intent to violate or contravene applicable anti-bribery and anti-corruption laws. (xxxiv) The operations of the Company and its Subsidiaries are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (the “Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company or the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. (xxxv) (i) None of the Company or any Subsidiary or any director or officer or, to the knowledge of the Company, any affiliate, employee, agent or representative of the Company or any Subsidiary is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) currently the subject or target of any economic or financial sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or any of its member states, the United Kingdom (including, without limitation, Her Majesty’s Treasury), or other sanctions authority to whose jurisdiction the Company or the Subsidiaries are subject (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea and Syria) (each, a “Sanctioned Country”).

12 #4810-4856-7783v2 (ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions; (B) to fund or facilitate any activities of or business with, in or involving any Sanctioned Country; or (C) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). (iii) The Company represents and covenants that, for the past five years, it has not engaged in, is not currently engaged in, and will not engage in any dealings or transactions with or for the benefit of any person that, at the time of such dealing or transaction, is or was the subject or the target of Sanctions, or with, in or involving any Sanctioned Country, or otherwise in violation of Sanctions. (xxxvi) (i) The Company and the Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the Company and the Subsidiaries have not received any written notice of any claim relating to Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (xxxvii) No material relationship, direct or (to the knowledge of the Company) indirect, exists between or among the Company or any Subsidiary of the Company, on the one hand, and any director, executive officer, stockholder or other affiliate of the Company, on the other, that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so disclosed in each of the Time of Sale Prospectus and Prospectus, except for compensation of officers, employees, directors and consultants of the Company and the Subsidiaries and ownership of the equity of the Company. (xxxviii) The Company and the Subsidiaries have paid all federal, state, local and foreign taxes that are due and payable for which it is liable, other than those being contested in good faith and for which reserves considered adequate by the Company have been provided and has filed (or requested extensions to file) all tax returns required to be paid or filed through the date hereof, except in each case as otherwise

13 #4810-4856-7783v2 disclosed in the Time of Sale Prospectus and the Prospectus or whether the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no tax deficiencies that have been, or would reasonably be expected to be, asserted against the Company and the Subsidiaries or any of their respective properties or assets except in each case as otherwise disclosed in the Time of Sale Prospectus and the Prospectus or that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (xxxix) (i) Except to the extent that it would not have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, the Subsidiaries or any member of their respective “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 430 of the Code or Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 430 of the Code or Section 305 of ERISA); (v) the fair market value of the assets of each Plan equals the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) none of the Company or the Subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA). (xl) Except to the extent that it would not have a Material Adverse Effect, in the case of each clause itemized below (i) the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) (A) the Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their

14 #4810-4856-7783v2 confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with their businesses, and (B) there have been no breaches, violations, outages or unauthorized uses of or accesses to the same; (iii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority of applicable jurisdiction, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its Subsidiaries are preparing to comply with all applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof as soon as they take effect. (xli) (A) The Company makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries and (B) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (xlii) The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any material weakness or significant deficiency in its internal controls over financial reporting. (xliii) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. (xliv) Each of the Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15(d)-15(e)

15 #4810-4856-7783v2 under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established. (xlv) The Company and its officers and directors (acting in their capacity as such) are in material compliance with applicable provisions of the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. (xlvi) The Company has not and to the knowledge of the Company none of its affiliates has taken on its behalf, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares. (b) The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Shares, shall be deemed a representation and warranty by (and only by) the Company to the Underwriters as to the matters covered thereby. 2. Purchase, Sale and Delivery of Notes. (a) Initial Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price per share set forth in the first paragraph of this Agreement, the number of Initial Shares set forth opposite their respective names in Schedule I hereto plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof. (b) Option to Purchase Additional Shares. In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 202,500 Option Shares at the purchase price set forth in the first paragraph of this Agreement, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Shares but not payable on such Option Shares. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time (which may be made in connection with the offering and distribution of the Initial Shares) upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than ten full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Date, unless otherwise agreed upon by the Representatives and the Company; provided that the

16 #4810-4856-7783v2 Date of Delivery shall be the Closing Date if the exercise of said option shall occur prior to the Closing Date, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in Schedule I hereto bears to the total number of Initial Shares, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares. (c) Payment. Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Initial Shares shall be made at the offices of Vedder Price, P.C., 1633 Broadway, 31st Floor, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 7), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”). In addition, in the event that the option to purchase Option Shares is exercised by the Underwriters, payment of the purchase price for, and delivery of certificates for, or other evidence of, the Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment for the Shares shall be made to the Company by wire transfer of immediately available funds to one or more bank accounts designated by the Company against delivery to the Representatives for the several accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them. (a) Certificates. The certificates for, or other evidence of, the Shares, shall be in such denominations and registered in such names as the Representatives shall request not later than two business days prior to the Closing Date. The certificates for, or other evidence of, the Shares, shall be made available for inspection not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Date. (b) Delivery. It is understood that each Underwriter has authorized Morgan Stanley, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Shares that it has agreed to purchase. Morgan Stanley, individually and not as a representative, may (but shall not be obligated to) make payment of the Purchase Price for the Shares to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

17 #4810-4856-7783v2 3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Initial Shares and any applicable Option Shares on the Closing Date or any Date of Delivery, as the case may be, pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date and each Date of Delivery, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions: (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any preliminary prospectus or issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction. (b) On the Closing Date, the Representatives shall have received a negative assurance letter of Ellis Funk, P.C., outside counsel for the Company, dated the Closing Date or the applicable Date of Delivery, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters. (c) On the Closing Date, the Representatives shall have received an opinion of Vedder Price, P.C., special New York counsel for the Company, dated the Closing Date or the applicable Date of Delivery, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters. (d) On the Closing Date, the Representatives shall have received an opinion of Greenberg Traurig, LLP, Nevada counsel of the Company, dated the Closing Date or the applicable Date of Delivery, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters. (e) On the Closing Date, the Representatives shall have received an opinion of Garofalo Goerlich Hainbach PC, regulatory counsel of the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters. (f) [Reserved.]

18 #4810-4856-7783v2 (g) On the Closing Date, the Representatives shall have received an opinion and negative assurance letter of Milbank LLP, counsel for the Underwriters, dated as of the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require. (h) Subsequent to the execution and delivery of this Agreement: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) (1) there shall not have occurred since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus and (2) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, properties or results of operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Securities on the terms and in the manner contemplated by the Registration Statement and the Time of Sale Prospectus. (i) The Underwriters shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of the Company, in such officer’s capacity as an officer of the Company and on the Company’s behalf, to the effect set forth in Section 3(h)(i) above and to the effect that: (1) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and (2) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering the certificate contemplated in this clause may rely upon the best of his or her knowledge as to proceedings threatened.

19 #4810-4856-7783v2 (j) Each of the Company’s executive officers (as defined under the Exchange Act) and directors shall have delivered to the Representatives fully-executed “lock-up” agreements, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and each such agreement, shall be in full force and effect on the Closing Date. (k) The Underwriters shall have received from KPMG LLP (i) a letter, dated no later than the date hereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) a letter, dated the Closing Date and addressed to the Underwriters, which meets the above requirements, except that the specified date therein referring to certain procedures performed by KPMG LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection. (l) A notification of the listing of the Shares shall have been submitted to the Exchange. (m) [Reserved.] (n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, and in the case of any of the events specified in clause (iv) or (v), if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus. (o) The Representatives shall have received reasonably satisfactory evidence of the good standing of the Company on and as of the Closing Date in its jurisdiction of organization, in writing or any standard form of telecommunication, from the appropriate governmental authority of such jurisdiction. (p) Prior to the Closing Date and each Date of Delivery, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

20 #4810-4856-7783v2 In the event the Underwriters exercise the option described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Underwriters shall have received: the opinions, certificates and other documents contemplated by Section 3(b), (c), (d), (e), (g), (i), (k), (n), (o) and (p) hereof, each dated each such Date of Delivery, in substantially the form previously delivered except the representation made or confirmed therein shall be made as of the Time of Sale, the Closing Date and such Date of Delivery. 4. Certain Covenants of the Company. The Company covenants with each Underwriter as follows: (a) If, during such period after the first date of the public offering of the Securities as, in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Registration Statement or Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Registration Statement or Prospectus as amended or supplemented, will comply with applicable law. (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus in a manner that would affect the offering of the Shares, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such amendment or supplement shall be required by law or regulation to be filed, that the Company shall be permitted to make such filing after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed amendment or supplement; and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. (c) To furnish to the Underwriters, upon request, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to the

21 #4810-4856-7783v2 Underwriters during the period mentioned in Section 4(a) or 4(e) hereto as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein, any free writing prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request. (d) During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall endeavor in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. (e) Promptly following the execution of this Agreement, to prepare a Prospectus that complies with the Securities Act and that sets forth the terms of the offering not otherwise specified in the preliminary prospectus, the name of each Underwriter and the number of Shares that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Securities. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act. (f) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object; provided that, if in the opinion of counsel to the Company, any such free writing prospectus shall be required by law or regulation to be used, that the Company shall be permitted to use such free writing prospectus after taking into account such comments as the Underwriters and their counsel may reasonably make on the content, form or other aspects of such proposed free writing prospectus.

22 #4810-4856-7783v2 (g) If the Time of Sale Prospectus or any issuer free writing prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any issuer free writing prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus or any issuer free writing prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Prospectus or such issuer free writing prospectus so that the statements in the Time of Sale Prospectus or such issuer free writing prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus or such issuer free writing prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such issuer free writing prospectus, as amended or supplemented, will comply with applicable law. (h) To take all reasonable actions to qualify the Shares for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to endeavor to maintain such qualifications in effect so long as required for the distribution of such Shares; provided that the Company shall not be required to register as a foreign corporation or file any general consent to service of process or subject itself to any additional taxation. (i) (a) For a period of 90 days after the Closing Date, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than any registration statement on Form S-8 or any successor forms thereto, or relating solely to any of the employee benefit plans of the Company, as described in the Time of Sale Prospectus), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities or publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives.

23 #4810-4856-7783v2 (b) Notwithstanding the foregoing, such limitations shall not apply to: (i) the Shares to be sold hereunder; (ii) any shares of Common Stock of the Company issued (or withheld) upon the exercise or conversion of any options, warrants or other securities or restricted stock units outstanding on the date of the Time of Sale Prospectus or other equity-based awards granted under existing equity compensation plans and incentive retention plans described in the Time of Sale Prospectus; (iii) any options, restricted stock units or other equity-based awards granted under existing equity compensation plans and incentive retention plans described in the Time of Sale Prospectus; (iv) any warrants of the Company issued to the United States government, the U.S. Department of the Treasury or any similar agency under the Coronavirus Aid, Relief, and Economic Security Act, or any other similar government aid program (and any shares of Common Stock of the Company issued upon the exercise thereof) and (v) any of the actions described in Section 4(i)(a) with respect to the issuance of up to 10% of outstanding shares of our common stock (or any securities convertible into or exercisable or exchangeable for such shares) in connection with any acquisitions, strategic partnerships or other commercial relationships, provided that the recipient of any such issuances described in this clause (v) sign a lock-up agreement in the form attached hereto as Exhibit A. (j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission. (k) During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act and the rules and regulations of the Commission thereunder, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act. (l) If so requested, to deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification. (m) To make generally available to the holders of the Securities and to the Underwriters as soon as practicable a consolidated earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

24 #4810-4856-7783v2 (n) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares. (o) To use its best efforts to cause the Shares to be listed on the Exchange. 5. Certain Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of that Underwriter; provided that this Section 5 shall not prevent any Underwriter from transmitting or otherwise making use of one or more customary “Bloomberg Screens” to offer the Shares or convey final pricing terms thereof that contain only information contained in the Time of Sale Prospectus. The Underwriters severally acknowledge and agree that, except as set forth in Schedule III hereto, the Company has not authorized or approved any “issuer information” for use in any free writing prospectus. 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any “issuer information” that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are arising out of or based on any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto, which the Underwriters and Company agree shall be limited to (i) the second sentence of the first paragraph under the Heading “Underwriting—Price Stabilization, Short Positions;” (ii) the second paragraph under the heading “Underwriting—Price Stabilization, Short Positions;” and (iii) the third and fourth sentences of the third paragraph under the heading “Underwriting—Price Stabilization, Short Positions” (with the preceding clauses (i)-(iii) being referred to as the “Underwriter Information”).

25 #4810-4856-7783v2 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with respect to the Underwriter Information provided by such Underwriter. (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission to so notify the indemnifying party (i) shall not relieve such indemnifying party from any liability that it may have to any indemnified party under Section 6(a) or 6(b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve such indemnifying party from any liability that it may have to any indemnified party otherwise than under such subsection. The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the indemnifying party is obligated to pay the fees and expenses of separate counsel for the indemnified party such counsel and its fee structure shall be reasonably acceptable to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. If the indemnified party has the right to select counsel, such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have

26 #4810-4856-7783v2 reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party. (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the proceeds from the offering of such Shares received by the Company (before deducting expenses), less the total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Shares. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Shares they have purchased hereunder, and not joint. (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for this purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to the

27 #4810-4856-7783v2 Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity. (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities. 7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the Closing Date or any Date of Delivery and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of the Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date or the applicable Date of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the total number of the Shares with respect to which such default or defaults occurs exceeds 10% of the total number of the Shares to be purchased on the Closing Date or a Date of Delivery, as the case may be, and arrangements satisfactory to the Representatives and the Company for purchase of such Shares by other persons are not made within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares. If, after giving effect to any such arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company, the aggregate amount of such Shares that remains unpurchased exceeds 10% of the total amount of the Shares, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. Without limiting the immediately following sentence, if for any reason the purchase of the Shares by the Underwriters is not consummated,

28 #4810-4856-7783v2 the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10 hereof (except that the Company shall have no such responsibility for such expenses to any defaulting Underwriter) and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. 9. Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or the applicable Date of Delivery, as applicable (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of the Representative, is material and adverse or (v) any material disruption of securities settlement, payment, or clearance services in the United States that would materially impair settlement and clearance with respect to the Securities and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus. 10. Payment of Expenses. As between the Company and the Underwriters, the Company shall pay all expenses incidental to the performance of the Company’s obligations under this Agreement, including the following: (i) expenses incurred in connection with (A) qualifying the Shares for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representatives may reasonably designate (including the cost of printing or producing any Blue Sky or legal investment memorandum, filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Securities, (C) the review (if any) of the offering of the Securities by FINRA, (D) listing fees associated with listing the Shares on the Exchange and (D) the preparation and distribution of any blue sky or legal investment memorandum by or on the behalf of the Underwriters’ counsel; (ii) expenses incurred in connection with the preparation and making available to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters on

29 #4810-4856-7783v2 their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof; (iii) the expenses incurred in connection with the preparation, printing and filing of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers; (iv) [Reserved]; (v) expenses incurred in connection with the preparation, printing and distribution of this Agreement and the certificates for the Shares, if any; (vi) [Reserved]; (vii) expenses incurred in connection with the delivery of the Shares to the Underwriters; (vii) fees and disbursements of the counsel and accountants for the Company; (viii) the fees and expenses of the Company’s transfer agent of the Common Stock and the reasonable fees and disbursements of its counsel; (ix) except as otherwise provided in the foregoing clauses (i) through (viii), all other expenses incidental to the performance of the Company’s obligations under this Agreement, other than pursuant to Section 6; but (x) excluding fees and disbursements of Milbank LLP as counsel for the Underwriters which shall be borne by the Underwriters (other than as set forth in Section 9). 11. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent to the Underwriters: c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Syndicate Registration Fax: (646) 834-8133 and c/o Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk and, if sent to the Company, shall be mailed, delivered or sent by electronic transmission and confirmed to it at Allegiant Travel Company, 1201 North Town Center Drive, Las Vegas, Nevada 89144,

30 #4810-4856-7783v2 Attention: Greg Anderson , Executive Vice President, Chief Financial Officer and Principal Accounting Officer, and Robert Goldberg, Senior Counsel, e-mail: robert.goldberg@allegiantair.com with a copy to Vedder Price P.C., 1633 Broadway, New York, NY 10019, Attention: Kevin A. MacLeod, Esq., email: kmacleod@vedderprice.com provided, however, that any notice pursuant to Section 6 shall be sent by electronic transmission or delivered and confirmed to the Underwriter or Company, as applicable. 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 6 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase. 13. Representation of Underwriters. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by any Representative shall be binding upon the Underwriters. 14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients. 15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. 16. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY LAW WHICH WOULD REQUIRE THE APPLICATION OF A LAW OF A DIFFERENT JURISDICTION. 17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable. 18. Submission to Jurisdiction; Venue; Appointment of Agent.

31 #4810-4856-7783v2 (a) Each party hereto hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States District Court for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. (b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper. (c) To the fullest extent permitted by applicable law, each party hereto hereby waives its respective rights to a jury trial or any claim or cause of action in any court in any jurisdiction based upon or arising out of or relating to this Agreement. 19. No Fiduciary Duty. The Company hereby acknowledges that in connection with the offering of the Securities: (a) the Underwriters have acted at arm’s length and are not agents of and owe no fiduciary duties to the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (c) the Underwriters may have interests that differ from those of the Company and (d) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company acknowledges that the Underwriters and their affiliates may provide financing or other services to parties whose interests may conflict with those of the Company and may enter into transactions in the Company’s common stock or other securities, including the Securities, for their accounts and their customers’ accounts. The Company acknowledges that it is not relying on the advice of the Underwriters for tax, legal or accounting matters, that it is seeking and will rely on the advice of its own professionals and advisors for such matters and that it will make an independent analysis and decision regarding the offering of the Securities based upon such advice. The Company agrees that it will determine, without reliance upon the Underwriters or their affiliates, the economic risks and merits, as well as the legal, regulatory, tax and accounting characterizations and consequences, of the transactions herein, and that it is capable of assuming the risks of entering into the transactions described herein. The Company acknowledges that the Underwriters are not in the business of providing tax advice and that it has received tax advice from its own tax advisors with appropriate expertise to assess any tax risks. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares. 20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this

32 #4810-4856-7783v2 Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of any Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. (c) As used in this section: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, an interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement. 22. Entire Agreement. This Agreement represents the entire agreement among the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. 23. Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures,

33 #4810-4856-7783v2 deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Page to Underwriting Agreement] The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written BARCLAYS CAPITAL INC. By: _________________________________ Name: Victoria Hale Title: Authorized Signatory MORGAN STANLEY & CO. LLC By: _________________________________ Name: Title:

[Signature Page to Underwriting Agreement] The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written BARCLAYS CAPITAL INC. By: _________________________________ Name: Title: MORGAN STANLEY & CO. LLC By: _________________________________ Name: Title: Akanksha Agarwal Executive Director

#4810-4856-7783v2 SCHEDULE I Underwriters Shares Morgan Stanley & Co. LLC 675,000 Barclays Capital Inc. 675,000 Total: 1,350,000

#4810-4856-7783v2 SCHEDULE II Documents and pricing information conveyed by the Underwriters to purchasers included in the Time of Sale Prospectus 1. Offering price: $215.87 per share 2. Number of Initial Shares offered: 1,350,000 In connection with this offering, the Company granted the Underwriters an option to purchase up to 202,500 shares of common stock, $0.001 par value per share 3. Rule 134 Term Sheet

#4810-4856-7783v2 SCHEDULE III Issuer Free Writing Prospectuses [None.]

#4810-4856-7783v2 Exhibit A FORM OF LOCK-UP AGREEMENT ____________, 2021 BARCLAYS CAPITAL INC. MORGAN STANLEY & CO. LLC As Representatives of the several Underwriters listed in Schedule 1 to the Underwriting Agreement referred to below c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 c/o Morgan Stanley & Co. LLC 180 Varick Street, 2nd Floor New York, NY 10014 As representatives of the several underwriters named in Schedule I hereto Re: Allegiant Travel Company --- Equity Offering Ladies and Gentlemen: The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Allegiant Travel Company, a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) of the common stock, par value $0.001, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after May 5, 2021, which is the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any

#4810-4856-7783v2 other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing paragraph shall not apply to (1) transfers of shares of Common Stock (i) pursuant to a will or the laws of intestacy or otherwise by operation of law, including pursuant to a domestic order or a negotiated divorce settlement; (ii) as a bona fide gift or gifts; (iii) to any trust for the direct or indirect benefit of the family members; or (iv) to a family member (provided that, in each such case, (a) the transferee must execute a lock-up agreement in the same form as this letter Agreement (this “Letter Agreement”), and (b) such transfers would not require any public filings or reports during the Restricted Period, and no such public filings or reports would be made voluntarily during the Restricted Period) or (2) transfers to the Company of shares of Common Stock upon a vesting event to cover tax withholding obligations of the undersigned in connection with such vesting or exercise. The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned understands that, if the Underwriting Agreement does not become effective by May 7, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations

#4810-4856-7783v2 under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement. This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York. Very truly yours, [NAME OF STOCKHOLDER] By: Name: Title: